EXHIBIT 5.1

DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, California 92121-2133 T: (858) 677-1458 F: (858) 638-5058 www.dlapiper.com

December 1, 2008

Life Technologies Corporation

5791 Van Allen Way

Carlsbad, California 92008

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Life Technologies Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the issuance from time to time of up to 16,909,389 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”) pursuant to awards granted or to be granted under the Applied Biosystems Group Amended and Restated 1999 Stock Incentive Plan, the Applera Corporation Amended and Restated 1993 Director Stock Purchase and Deferred Compensation Plan, the PE Corporation/PE Biosystems Group 1999 Stock Incentive Plan, the Perkin-Elmer Corporation 1997 Stock Incentive Plan, the Life Technologies Corporation Amended and Restated 1999 Stock Incentive Plan and the Life Technologies Corporation Amended and Restated 1999 Employee Stock Purchase Plan (the “Plans”).

In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the Plans, the Certificate of Incorporation, and the Amended and Restated By Laws of the Company as now in effect.

In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and that the offer and sale of the Shares complies in all respects with the terms, conditions and restrictions set forth in the Registration Statement and the Plans. The Company has represented to us and we have also assumed that the Company has reserved from its duly authorized capital stock a sufficient number of shares of Common Stock as were approved by the Company’s stockholders for issuance under the Plans. We have also assumed that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Shares in accordance with the Plans, the number of Shares which are then issuable and deliverable upon the settlement of awards under the Plans.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the foregoing). No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us and as of such date. In addition, in rendering this opinion, we assume no obligation to revise, update or supplement this opinion (i) should the present aforementioned laws of the State of Delaware be changed by legislative action, judicial decision or otherwise, or (ii) to reflect any facts or circumstances which may hereafter come to our attention.

Based upon, subject to and limited by the foregoing, we are of the opinion and so advise you that the issuance of the Shares has been duly authorized and, when issued, delivered and fully paid for in accordance with the terms of the Registration Statement and the Plans, such Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ DLA Piper LLP

DLA PIPER LLP (US)